As filed with the Securities and Exchange Commission on September 1, 2017

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRANKLIN FINANCIAL NETWORK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	20-8839445
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

722 Columbia Avenue

Franklin, Tennessee 37064

(615) 236-2265

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard E. Herrington

President and Chief Executive Officer

722 Columbia Avenue

Franklin, Tennessee 37064

(615) 236-2265

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Steven J. Eisen, Esq.

Mark L. Miller, Esq.

Lori B. Metrock, Esq.

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

211 Commerce Street, Suite 800

Nashville, Tennessee 37201

(615) 726-5600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)(3)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee (4)
Debt Securities
Preferred Stock
Common Stock
Warrants (5)
Depositary Shares
Purchase Contracts
Rights
Units (6)
Total	$150,000,000	100%	$150,000,000	$17,385

(1)	This registration statement also registers such indeterminate amounts of securities as may be issued upon exercise or conversion of, or in exchange for, the securities registered, and pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), such indeterminable number of shares of common stock as may be issued from time to time upon exercise, conversion or exchange as a result of stock splits, stock dividends, or similar transactions.
(2)	The proposed maximum offering price per security and the proposed maximum aggregate offering price per class of security will be determined from time to time in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(3)	With respect to debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.
(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(5)	May include warrants to purchase debt securities, depositary shares, preferred stock or common stock.
(6)	Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2017

PROSPECTUS

Franklin Financial Network, Inc.

$150,000,000

Debt Securities

Preferred Stock

Common Stock

Warrants

Depositary Shares

Purchase Contracts

Rights

Units

From time to time, we may sell up to an aggregate of $150,000,000 of any combination of the securities described in this prospectus. We will specify the terms of any offering of securities by us in a prospectus supplement. This prospectus describes the general terms of these securities and the general manner in which we may offer them.

We will provide specific terms of these securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus, any related prospectus supplement, and the information incorporated by reference herein or therein carefully before you make a decision to invest in our securities.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors ” on page 3 of this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those securities being offered.

Our common stock is quoted and traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “FSB.” On August 30, 2017, the last reported sale price of our common stock on the NYSE was $32.35. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE or any securities market or exchange of the securities covered by the prospectus supplement.

The securities may be offered directly by us to investors, to or through underwriters or dealers or through agents. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, and any applicable options to purchase additional securities, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Any securities offered by this prospectus and accompanying prospectus supplement will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2017.

No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with such offering and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any state or other jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder or thereunder shall under any circumstances imply that the information contained or incorporated by reference in this prospectus or in any prospectus supplement is correct as of any date subsequent to the date of this prospectus or of any prospectus supplement.

Unless otherwise specified or the context otherwise requires (e.g., any reference to the issuer of a security covered by this prospectus), all references to “FFN,” “we,” “our,” “us” or “our company” in this prospectus refer to Franklin Financial Network, Inc., a Tennessee corporation, and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings, in an amount not to exceed $150,000,000 in the aggregate.

This prospectus includes summaries of certain provisions contained in some of the documents described, but please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of these documents have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section titled “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Except for specific historical information, many of the matters discussed in this prospectus, or the information incorporated by reference into this prospectus, may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Franklin Financial Network, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information appearing in this prospectus, including the information incorporated by reference into this prospectus, is provided by the company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the banking industry, deterioration of our asset quality, volatility and direction of market interest rates, the sufficiency of our capital, operational, liquidity and credit risks associated with our business, changes in management personnel, regulatory compliance costs and our ability to manage these costs, and competitive influences. Similarly, statements made herein and elsewhere regarding pending or completed acquisitions are also forward-looking statements, including statements relating to the anticipated closing date of an acquisition, our ability to obtain required regulatory approvals or satisfy closing conditions, the costs of an acquisition and our source(s) of financing, the future performance and prospects of an acquired business, the expected benefits of an acquisition on our future business and operations and our ability to successfully integrate recently acquired businesses. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made and are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performances.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in any prospectus supplement as well as in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our other reports on file with the SEC. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in this prospectus, whether as a result of new information, future events or otherwise.

ABOUT FRANKLIN FINANCIAL NETWORK, INC.

We are a financial holding company headquartered in Franklin, Tennessee. Through our wholly owned bank subsidiary, Franklin Synergy Bank (the “Bank”), a Tennessee-chartered commercial bank and a member of the Federal Reserve System, we provide a full range of banking and related financial services with a focus on service to small businesses, corporate entities, local governments and individuals. We operate through 12 branches and one loan production office in the demographically attractive and growing Williamson, Rutherford and Davidson Counties within the Nashville, Tennessee metropolitan area.

Our principal executive office is located at 722 Columbia Avenue, Franklin, Tennessee 37064-2828, and our telephone number is (615) 236-2265. Our common stock is listed on The New York Stock Exchange under the ticker symbol “FSB.”

For further discussion of the material elements of our business, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 on file with the SEC, and any subsequent reports we have or will file with the SEC, including those incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in any prospectus supplement as well as in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 on file with the SEC, which is incorporated by reference into this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Before making a decision to invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect us. The occurrence of any of these risks would have a material adverse effect on us and might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds for general corporate purposes. We have not allocated any portion of the net proceeds for any particular use at this time. Pending such uses, we may invest the net proceeds in demand deposits, money market accounts or short-term, investment-grade, interest-bearing securities or guaranteed obligations of the United States government or other securities. Additional information on the use of net proceeds may be set forth in the applicable prospectus supplement or other offering materials relating to such offering.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges and our consolidated ratio of earnings to combined fixed charges and preferred stock dividends in each of the periods indicated. You should read this information together with the consolidated historical financial statements and the related notes thereto incorporated by reference into this prospectus.

	Six months ended June 30,	Fiscal years ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges (1)	2.5x	3.0x	3.4x	3.1x	2.7x	2.4x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (2)	2.5x	3.0x	3.4x	3.0x	2.6x	2.1x

(1)	For purposes of calculating the consolidated ratio of earnings to fixed charges, “earnings” consist primarily of income from continuing operations before income taxes and fixed charges, and “fixed charges” include interest, whether expensed or capitalized, on borrowings, and the interest component of rental expense.
(2)	We previously issued 10,000 shares of our Series A Preferred Stock to the United States Department of the Treasury (“Treasury”) pursuant to our participation in the Small Business Lending Fund program. On March 25, 2016, we redeemed all of the outstanding shares of our Series A Preferred Stock that had been issued to the Treasury. Currently, we do not have any shares of preferred stock outstanding.

DESCRIPTION OF THE SECURITIES

We may offer, from time to time, in one or more offerings, up to $150,000,000 of the following securities:

•	senior debt securities;

•	subordinated debt securities;

•	preferred stock;

•	common stock;

•	warrants;

•	depositary shares;

•	purchase contracts;

•	rights;

•	units; or

•	any combination of the foregoing securities.

The aggregate initial offering price of the offered securities that we may issue will not exceed $150,000,000. If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not and will not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer. The debt securities may be either senior debt securities or subordinated debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture, dated March 31, 2016, between us and U.S. Bank National Association, as trustee (such trustee or any successor trustee, the “trustee”). The indenture has been incorporated by reference as an exhibit to the registration statement of which this prospectus is part. The terms of the debt securities will include those stated in the indenture (including any supplemental indentures that specify the terms of a particular series of debt securities) as well as those made part of the indenture by reference to the Trust Indenture Act of 1939 (the “TIA”), as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the TIA.

The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any important terms outlined in this section that will not apply to those debt securities.

We have summarized the material terms and provisions of the indenture in this section. We encourage you to read the indenture for additional information before you make a decision to invest in any debt securities issued by us.

Debt Securities in General

The debt securities will be direct unsecured obligations of FFN. The indenture does not limit the aggregate principal amount of debt securities that we may issue from time to time in one or more series. The indenture provides that debt securities may be issued up to the aggregate principal amount authorized by us from time to time. Unless otherwise specified in the prospectus supplement for a particular series of debt securities, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series.

We will specify in the prospectus supplement relating to a particular series of debt securities being offered the terms of such offering and the related debt securities. The terms may include:

•	the title and type of such debt securities;

•	the aggregate principal amount of such debt securities and any limit upon issuances of such debt securities;

•	the date or dates on which the principal of such debt securities will be payable or the method by which such date or dates shall be determined or extended;

•	the interest rate on such debt securities or the method by which the interest rate may be determined;

•	the date from which interest will accrue and the record and interest payment dates for such debt securities;

•	the place or places where the principal of, and any premium and interest on, such debt securities will be payable;

•	any optional redemption provisions that would permit us or require us to redeem such debt securities before their stated maturity;

•	any sinking fund provisions that would obligate us to redeem such debt securities before their stated maturity;

•	the denominations in which such debt securities shall be issued, if issued in denominations other than $2,000 and integral multiples of $1,000;

•	the amount of principal of, or any premium or interest on, any debt securities may be determined with reference to an index or pursuant to a formula and the manner in which such amounts shall be determined;

•	if other than as described herein, the portion of the principal amount of such debt securities that will be payable upon an acceleration of the maturity of such debt securities;

•	any Events of Default or Default which will apply to such debt securities that differ from those described herein;

•	any covenants which will apply to the debt securities if different from those contained in the indenture;

•	provisions for subordination of such debt securities if different in any material respect from those described herein;

•	the currency, currencies, currency units or composite currency in which such debt securities will be denominated and/or payable;

•	whether such debt securities are convertible and, if so, the terms and conditions applicable to conversion, including the conversion price or rate at which shares of FFN common stock will be delivered, the circumstances in which such price or rate will be adjusted, the conversion period, and other conversion terms and provisions;

•	whether such debt securities will be defeasible;

•	the terms and conditions, if any, pursuant to which such debt securities are secured; and

•	any other terms of such debt securities.

The indenture provides that we will issue debt securities in fully registered form. The principal of, and premium, if any, and interest, if any, on, fully registered securities will be payable at the place of payment designated for such securities and stated in the prospectus supplement. We also have the right to make interest payments due on any interest payment date by check mailed to the holder at the holder’s registered address. The principal of, and premium, if any, and interest, if any, on, any debt securities in other forms will be payable in the manner and at the place or places as may be designated by us and specified in the applicable prospectus supplement.

You may exchange or transfer debt securities at the corporate trust office of the trustee for such series of debt securities or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

We may issue debt securities with “original issue discount.” Debt securities issued with original issue discount will be sold below their stated principal amount. The applicable prospectus supplement will describe any material federal income tax considerations applicable to any debt securities issued with original issue discount.

We are a financial holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of our debt securities to participate in the assets of any of our subsidiaries upon their bankruptcy, insolvency, liquidation, dissolution or winding up will generally have a junior position to claims of creditors (including, in the case of the Bank, its depositors), and any preferred equity holders of our subsidiaries, except to the extent that we may be a creditor with recognized claims against the related subsidiary. In addition, as a financial holding company, we are dependent on dividends and other payments from our subsidiaries to fund payments related to our debt securities. There are certain regulatory and other limitations on the payment of dividends and on loans and other transfers of funds to us by the Bank. See “Description of Capital Stock — Common Stock — Dividend Rights and Limitations on Payment of Dividends.”

Ranking of Debt Securities

Senior Debt Securities

The senior debt securities will rank equally with all of our unsecured and unsubordinated indebtedness and junior to the claims of creditors (including, in the case of the Bank, its depositors) and any preferred equity holders of our subsidiaries. The senior debt securities will be unsecured and therefore will be effectively subordinated to secured debt to the extent of the collateral securing the same. There is no limitation on our creating, incurring or issuing additional unsecured and unsubordinated indebtedness.

Subordinated Debt Securities

The subordinated debt securities will rank at least equally in right of payment with all of our other unsecured subordinated indebtedness unless such indebtedness expressly states that it is subordinated in right of payment to such subordinated debt securities. The subordinated debt securities will be subordinated in right of payment to all of our senior indebtedness, as defined below, and structurally junior to the claims of creditors (including, in the case of the Bank, its depositors) and any preferred equity holders of our subsidiaries.

The term “senior indebtedness” means (1) the principal of, and premium, if any, and interest in respect of indebtedness of FFN for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by FFN; (2) all capital lease obligations of FFN; (3) all obligations of FFN issued or assumed as the deferred purchase price of property, all conditional sale obligations of FFN and all obligations of FFN under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business; (4) all obligations of FFN arising from off-balance sheet guarantees and direct credit substitutes, including obligations in respect of any letters of credit, bankers acceptance, security purchase facilities and similar credit transactions; (5) all obligations of FFN associated with derivative products, including obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements; (6) all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which FFN is responsible or liable as obligor, guarantor or otherwise; (7) all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any property or asset of FFN, whether or not such obligation is assumed by FFN; and (8) any deferrals, renewals or extensions of any of the obligations of the type referred to in clauses (1) through (7) above.

Notwithstanding the foregoing, senior indebtedness does not include: (1) such subordinated debt securities; (2) trade accounts payable arising in the ordinary course of business; (3) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, such subordinated debt securities; and (4) any indebtedness between or among FFN and its affiliates.

Unless otherwise provided for in the terms of the subordinated debt securities of any series, upon the acceleration of the maturity of any series of subordinated debt securities arising from an Event of Default under the indenture with respect to such series, or upon the bankruptcy, insolvency, liquidation, dissolution, winding up or reorganization of FFN, we must pay to the holders of all senior indebtedness of FFN the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made to holders of such subordinated debt securities. In addition, we may make no payment on such subordinated debt securities prior to payment in full of all senior indebtedness in the event that there is a default on any senior indebtedness which permits the holders of such senior indebtedness to accelerate the maturity of such senior indebtedness if either (a) written notice of such default is given to us and to the trustee, provided that judicial proceedings are commenced in respect of such default with 180 days in the case of a default in payment of principal, premium, if any, or interest and within 90 days in the case of any other default after the giving of such notice and provided further that only one such notice shall be given in any twelve-month period or (b) judicial proceedings are pending in respect of such default. By reason of this subordination in favor of the holders of senior indebtedness, holders of subordinated debt securities may recover less, proportionately, than holders of senior indebtedness under certain circumstances.

Certain Covenants

The indenture contains certain covenants that impose various restrictions on FFN and, as a result, affords the holders of its debt securities certain protections. You should review the full text of the covenants in the indenture to evaluate the covenants.

Consolidation or Merger

We may not consolidate with, merge into, or sell, lease or otherwise transfer all or substantially all of our properties and assets to, any other person unless:

•	We are the surviving entity or the entity formed by such consolidation or into which we are merged or which acquires or leases all or substantially all of our properties and assets is a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia;

•	the successor entity expressly assumes all obligations of FFN under the debt securities and under the indenture;

•	immediately after giving effect to such transaction, no Event of Default or Default exists or will exist; and

•	certain other conditions are met.

The indenture does not limit our ability to enter into a highly leveraged, recapitalization or similar transaction or provide you with any special protection in the event of such a transaction.

Modification and Waiver

FFN and the trustee may modify the indenture with the consent of the holders of the majority in principal amount of outstanding debt securities of each series affected by such modification; provided, however, that each affected holder must consent to any modification that:

•	changes the stated maturity of any payment of principal of, or interest on, any debt security;

•	reduces the principal amount of, or the premium, if any, or the interest on, any debt security;

•	reduces the portion of the principal amount of an original issue discount debt security payable upon acceleration of the maturity of such debt security;

•	changes any redemption, repurchase, conversion or exchange provisions applicable to any debt securities in a manner that is adverse to the holder thereof;

•	changes the place or places where, or the currency, currencies, currency units or composite currency in which, any debt security or any premium or interest thereon is payable;

•	modifies any of the provisions with respect to the subordination of any subordinated debt securities of any series in a manner that is adverse to the holders thereof;

•	impairs the right of the holder of any debt security to institute suit for the enforcement of any payment on or with respect to any debt security or any conversion or exchange right with respect to such debt security; or

•	reduces the percentage in principal amount of debt securities necessary to modify the indenture or the percentage in principal amount of outstanding debt securities necessary to waive compliance with certain conditions and covenants and defaults under the indenture.

FFN and the trustee may modify the indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another entity to FFN and the assumption by any such successor of FFN’s covenants and obligations;

•	to add to the covenants of FFN for the benefit of the holders of the debt securities or waive any rights of FFN in a manner not adverse to such holders;

•	to add to or change any of the provisions as necessary to permit the issuance of debt securities in uncertificated or global form;

•	to establish the form or terms of the debt securities;

•	to cure any ambiguity, defect or inconsistency in the indenture, if such action does not adversely affect the holders of the debt securities in any material respect;

•	to evidence and provide for the acceptance of appointment by a successor trustee and to facilitate the administration of the trusts under the indenture;

•	to add, change or eliminate provisions of the indenture that apply only to a new series of debt securities;

•	to add Events of Default or Defaults;

•	to add, change or eliminate any provision as shall be necessary or desirable in accordance with any amendment to the TIA; and

•	to conform the text of any provision of the indenture or an indenture supplemental thereto or the applicable debt security to our description thereof contained in this prospectus or the applicable prospectus supplement or offering document.

In addition, the holders of a majority in principal amount of outstanding debt securities of any series may, on behalf of all holders of such series, waive compliance with certain covenants.

Events of Default, Defaults and Waivers of Default

Senior Debt Securities

The indenture defines an “Event of Default” with respect to the senior debt securities of any series as being any one of the following events unless such event is either inapplicable to a particular series of senior debt securities or specifically deleted or modified in connection with the establishment of senior debt securities of a particular series:

•	failure to pay interest on the debt securities of such series for 30 days after the payment is due;

•	failure to pay the principal of, or premium, if any, on, the debt securities of such series when due;

•	failure to deposit any sinking fund payment with respect to the debt securities of such series for 30 days after the payment is due;

•	failure to perform or breach of any covenant or warranty in the indenture that applies to the debt securities of such series for 90 days after FFN has received written notice of the failure to perform in the manner specified in the indenture;

•	the occurrence of certain events relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, or winding up of either FFN or the Bank; or

•	any other Event of Default provided with respect to the senior debt securities of such series.

If an Event of Default occurs and is continuing with respect to the senior debt securities of such series, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may declare the principal of such series (or, if debt securities of such series are original issue discount securities, a specified amount of the principal) to be due and payable immediately. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of such series may rescind and annul such declaration and its consequences. Notwithstanding the foregoing, no such declaration is required upon certain events relating to bankruptcy, insolvency, liquidation, dissolution, or winding up of either FFN or the Bank; in such cases, acceleration of the maturity of all senior debt securities shall be automatic.

The holders of a majority in aggregate principal amount of the outstanding senior debt securities of the applicable series may waive any past default, except a payment default or a past default in respect of a covenant or provision of the indenture which cannot be modified without the consent of the holder of each outstanding senior debt security affected. Upon this waiver, the default will cease to exist and any Event of Default arising therefrom will be deemed cured.

Other than its duties in the case of an Event of Default, the trustee is not obligated to exercise any of the rights or powers in the indenture at the request or direction of holders of senior debt securities unless such holders offer the trustee security or indemnity reasonably satisfactory to the trustee. If such indemnification is provided, then, subject to the other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the senior debt securities of such series.

The indenture requires us to furnish annually to the trustee a certificate as to the absence of any default under the indenture. The trustee may withhold notice to the holders of the senior debt securities of any default (except in the case of an Event of Default arising from the nonpayment of principal, premium, if any, interest or sinking fund installment) if the trustee determines in good faith that the withholding of the notice is in the interest of those holders.

The holder of any senior debt security of any series may institute any proceeding with respect to the indenture or for any remedy thereunder if:

•	a holder previously has given the trustee written notice of a continuing Event of Default with respect to the senior debt securities of such series;

•	the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series have made a written request, and offered, security or indemnity satisfactory to the trustee, to the trustee to institute such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of such series during such 60-day period.

The holder of any senior debt security will have, however, an absolute right to receive payment of the principal of, and premium, if any, and interest on, such senior debt security when due, to convert or exchange such debt security, if applicable, and to institute suit to enforce any such payment and right to convert or exchange.

Subordinated Debt Securities

The indenture defines an Event of Default with respect to the subordinated debt securities of any series as being any one of the following events unless such event is either inapplicable to a particular series of subordinated debt securities or specifically deleted or modified in connection with the establishment of subordinated debt securities of a particular series:

•	the occurrence of certain events relating to bankruptcy, insolvency, reorganization, liquidation, dissolution or winding up of either FFN or the Bank; or

•	any other Event of Default provided with respect to such subordinated debt securities.

The indenture defines a “Default” with respect to the subordinated debt securities of any series as being any one of the following events unless such event is either inapplicable to a particular series of subordinated debt securities or specifically deleted or modified in connection with the establishment of subordinated debt securities of a particular series:

•	failure to pay interest on the debt securities of such series for 30 days after the payment is due;

•	failure to pay the principal of, (including any sinking fund payment) or premium, if any, on, the debt securities of such series when due;

•	failure to perform or breach of any covenant or warranty in the indenture that applies to the debt securities of such series for 90 days after FFN has received written notice of the failure to perform in the manner specified in the indenture; or

•	any other Default provided with respect to the subordinated debt securities of such series.

If an Event of Default occurs and is continuing with respect to the subordinated debt securities of any series, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding subordinated debt securities of such series may declare the principal of such series (or, if debt securities of such series are original issue discount securities, a specified amount of the principal) to be due and payable immediately. Subject to certain conditions, the holders of a majority in principal amount of the outstanding subordinated debt securities of such series may rescind and annul such declaration and its consequences. Notwithstanding the foregoing, no such declaration is required upon certain events relating to bankruptcy, insolvency, liquidation, dissolution, or winding up of either FFN or the Bank; in such cases, acceleration of the maturity of all subordinated debt securities shall be automatic.

The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the applicable series may waive any past default, except a payment default or a past default in respect of a covenant or provision of the indenture which cannot be modified without the consent of the holder of each outstanding subordinated debt security affected. Upon this waiver, the default will cease to exist and any Event of Default or Default arising therefrom will be deemed cured.

Other than its duties in the case of an Event of Default or Default, the trustee is not obligated to exercise any of the rights or powers in the indenture at the request or direction of holders of subordinated debt securities unless such holders offer the trustee security or indemnity reasonably satisfactory to the trustee. If such indemnification is provided, then, subject to the other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the subordinated debt securities of such series.

The indenture requires us to furnish annually to the trustee a certificate as to the absence of any default under the indenture. The trustee may withhold notice to the holders of the subordinated debt securities of any default (except in the case of a Default or Event of Default arising from the nonpayment of principal, premium, if any, interest or sinking fund installment) if the trustee determines in good faith that the withholding of the notice is in the interest of those holders.

The holder of any subordinated debt security of any series may institute any proceeding with respect to the indenture or for any remedy thereunder if:

•	a holder previously has given the trustee written notice of a continuing Event of Default or Default with respect to the subordinated debt securities of such series;

•	the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of such series have made a written request, and offered security or indemnity reasonably satisfactory to the trustee to institute such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of such series during such 60-day period.

The holder of any subordinated debt security will have, however, an absolute right to receive payment of the principal of, and premium, if any, and interest on, such subordinated debt security when due, to convert or exchange such debt security, if applicable, and to institute suit to enforce any such payment and right to convert or exchange.

With respect to the subordinated debt securities, there is only a right of acceleration in the case of an Event of Default. There is no right of acceleration in the case of a Default. Accordingly, payment of principal of any series of subordinated debt securities may be accelerated only in the case of the bankruptcy, insolvency, liquidation, dissolution or winding up of FFN or the Bank or any other Event of Default specified in the supplemental indenture under which such subordinated debt securities are issued.

Convertibility

The debt securities may be designated as convertible at the option of the holder into our common stock in accordance with the terms of such series. You should refer to the applicable prospectus supplement for a description of the specific conversion provisions and terms of any series of convertible debt securities that we may offer by that prospectus supplement. These terms and provisions may include:

•	the title and specific designation of such convertible debt securities;

•	the terms and conditions upon which conversion of such convertible debt securities may be effected, including the conversion price or rate, the conversion period and other conversion provisions;

•	any circumstances in which the conversion price or rate will be adjusted;

•	the terms and conditions on which we may, or may be required to, redeem such convertible debt securities;

•	the place or places where we must pay such convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange; and

•	any other terms of such convertible debt securities and any other deletions from or modifications or additions to the indenture in respect of such convertible debt securities.

Defeasance

We may choose to defease the debt securities in one of two ways as follows. If we have the ability to do so, we will state that in the prospectus supplement.

Legal Defeasance

We may terminate or “defease” our obligations under the indenture the debt securities of any series, provided that certain conditions are met, including but not limited to:

•	we must irrevocably deposit in trust for the benefit of all holders of the debt securities of such series money in an amount or U.S. government obligations which will provide money in an amount, or a combination of U.S. dollars and U.S. government obligations in an amount, in each case sufficient, to pay and discharge the principal of, and any premium and interest on, the debt securities of such series on their applicable due dates; and

•	an opinion of counsel shall have been delivered to the trustee stating that we have received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in applicable federal income tax law, in either case to the effect that, the beneficial owners of the debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and defeasance did not occur.

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above under “— Legal Defeasance” and be released from those restrictive covenants applicable to the debt securities of any series that are specified in the applicable prospectus supplement. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having funds set aside in trust to repay your debt security. In order to achieve covenant defeasance, we must do the following:

•	deposit in trust for the benefit of all holders of the debt securities of such series money in an amount or U.S. government obligations which will provide money in an amount, or a combination of U.S. dollars and U.S. government obligations in an amount, in each case sufficient, to pay and discharge the principal of, and any premium and interest on, the debt securities of such series on their applicable due dates; and

•	deliver to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and defeasance did not occur.

The term “U.S. government obligations” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. government obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. government obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. government obligation or the specific payment of principal or interest evidenced by such depositary receipt.

Governing Law

The indenture and the debt securities issued pursuant thereto will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

We will identify the trustee (if other than U.S. Bank National Association) with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. The TIA limits the rights of a trustee, if the trustee becomes a creditor of ours to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default under the Indenture or resign as trustee.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of debt securities only after those holders have offered the trustee indemnity satisfactory to it.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material provisions of our capital stock is not complete and may not contain all of the information that you should consider. This description is subject to and qualified in its entirety by the provisions of our charter, as amended (the “Charter”), and our amended and restated bylaws (the “Bylaws”), each of which is incorporated by reference into this prospectus, and by applicable provisions of Tennessee law.

General

Our Charter authorizes us to issue up to 30,000,000 shares of common stock, no par value per share, and 1,000,000 shares of preferred stock, no par value per share.

As of June 30, 2017, there were 13,181,501 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Dividend Rights and Limitations on Payment of Dividends

Except as described below, the holders of common stock are entitled to receive, pro rata, such dividends and other distributions as and when declared by FFN’s board of directors out of the assets and funds legally available therefore. FFN’s ability to pay dividends is dependent upon the ability of FFN to earn income and is especially dependent upon the ability of the Bank to earn income and pay dividends. The Bank may declare dividends only so long as its minimum regulatory capital requirements will not be impaired. In addition, the board of directors of the Bank under state banking law may not declare dividends in any calendar year that exceed the total of its net income of that year combined with its retained net income of the preceding two years without the approval of the Tennessee Commissioner of Financial Institutions. Also, despite the availability of net or accumulated earnings and the capacity to maintain capital at levels required by governmental regulation, the directors of the Bank and/or the directors of FFN may choose to retain all earnings for the operation of the business. On November 3, 2016, the Bank entered into an informal agreement with the Federal Reserve Bank of Atlanta (the “Reserve Bank”) and the Tennessee Department of Financial Institutions (“TDFI”) in the form of a Memorandum of Understanding (“MOU”). Under the terms of the MOU, the Bank has agreed that it will seek prior written approval of the Reserve Bank and the TDFI to pay dividends to FFN, which dividends are used primarily for the purpose of servicing FFN’s subordinated debt. FFN has not paid any dividends on its common stock.

Voting Rights

The holders of common stock are entitled to one vote per share on all matters presented for a shareholder vote. There is no provision for cumulative voting.

Liquidation Rights

Upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of FFN, after the payment in full of its debts and other liabilities, and the payment of any accrued but unpaid dividends and any liquidation preference on outstanding shares of preferred stock, the remainder of its assets, if any, is to be distributed pro rata among the holders of shares of common stock. Subject to any required regulatory approvals, the board of directors of FFN, at its discretion, may authorize and issue shares of preferred stock and debt obligations, whether or not subordinated, without prior approval of the shareholders, thereby further depleting the liquidation value of the shares of common stock.

Preemptive Rights

Owners of shares of common stock of FFN will not have the preemptive right to purchase additional shares of common stock offered by FFN in the future. That is, FFN may sell additional shares to particular shareholders or to non-shareholders without first offering each then-current shareholder the right to purchase the same percentage of such newly offered shares as is the shareholder’s percentage of the then-outstanding shares of FFN.

Redemption

The shares of common stock may not be redeemed except upon consent of both the shareholders and FFN, as well as the Federal Reserve.

Conversion Rights

The holders of shares of common stock have no conversion rights.

Liability to Further Calls or to Assessments by FFN

The shares of common stock are not subject to liability for further calls or to assessments by FFN.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Inc.

Preferred Stock

Unless required by law or by any stock exchange on which our common stock may be listed, the authorized shares of preferred stock will be available for issuance without further action by our shareholders. Our Charter authorizes our board of directors to issue preferred stock in one or more series and to fix the designations, powers, preferences, limitations and relative rights of any series of preferred stock that we choose to issue, including dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences and the number of shares constituting each such series.

Prior to the issuance of a new series of preferred stock, we will amend our Charter to designate the stock and terms of that series and we will file a copy of the Charter amendment with the SEC. We also will describe the terms of the preferred stock in the prospectus supplement for such offering. To the extent required, this description will include:

•	the designation and stated value;

•	the number of shares offered and the purchase price;

•	the amounts payable in the event of voluntary or involuntary liquidation, dissolution or winding up of our affairs;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date(s) from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund or analogous fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if convertible, the conversion price(s), any adjustment thereof and any other terms and conditions upon which such conversion shall be made and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and the exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any material limitations on issuance of any series of preferred stock ranking senior to or on parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our Charter.

The issuance of shares of preferred stock could serve to dilute the voting rights or ownership percentage of holders of shares of our common stock (or any other shares). The issuance of shares of preferred stock might also serve to deter or block any attempt to obtain control of FFN or to facilitate any such attempt.

Unless the applicable prospectus supplement provides otherwise, the preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Senior Non-Cumulative Perpetual Preferred Stock, Series A

On September 27, 2011, FFN issued 10,000 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”) to the Treasury for a purchase price of $10,000,000 in connection with FFN’s participation in the Small Business Lending Fund (“SBLF”) of the Treasury authorized by Congress under the Small Business Jobs and Credit Act of 2010. On March 25, 2016, FFN redeemed the Series A Preferred Stock that had been issued to the Treasury, and as a result, FFN had no preferred stock issued and outstanding at December 31, 2016. The Series A Preferred Stock is the only series of preferred stock that has been designated by FFN pursuant to the Charter.

Board of Directors

The business of FFN is controlled by a board of directors, which is elected by a plurality vote of the shareholders. Shareholders are required to state nominations for directors in writing and file such nominations with the secretary of FFN. To be timely, nominations for directors must be mailed and received at the principal office of FFN not less than 120 days prior to the meeting at which directors are to be elected. The directors will hold office for one (1) year terms. Any vacancies in the board of directors and any newly created directorships may be filled only by a majority vote of the directors then in office. The current board of directors is comprised of eight directors. The number of directors serving on the board of directors may be changed by a resolution adopted by the affirmative vote of a majority of the directors then in office. Each director shall serve until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. The provisions of this section of the Charter may be amended with a majority vote of the shareholders.

Calling of Special Meetings of Shareholders

FFN’s Bylaws provide that special meetings of our shareholders may be called only by the chairman of our board of directors, a majority of the board of directors, or upon the written demand of holders of at least 10% of all the shares entitled to vote at such meeting.

Requirements for Advance Notice of Shareholder Proposals

FFN’s Bylaws set forth advance notice procedures with respect to shareholder proposals requiring that, if a shareholder’s proposal is to be brought before and considered at an annual meeting of shareholders, such shareholder must provide timely written notice thereof to our Secretary. In order to be timely, the notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the date of the meeting; provided, however, that if fewer than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholders to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made. In the event a shareholder proposal intended to be presented for action at an annual meeting is not received timely, then the persons designated as proxies in the proxies solicited by the board of directors in connection with the annual meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the annual meeting.

Anti-Takeover Provisions

Tennessee Law

Under the Tennessee Business Combination Act and subject to certain exceptions, corporations subject to the Tennessee Business Combination Act may not engage in any “business combination” with an “interested shareholder” for a period of five years after the date on which the person became an interested shareholder unless the “business combination” or the transaction which resulted in the shareholder becoming an “interested shareholder” is approved by the corporation’s board of directors prior to the date the “interested shareholder” attained that status.

“Business combinations” for this purpose generally include:

•	mergers, consolidations, or share exchanges;

•	sales, leases, exchanges, mortgages, pledges, or other transfers of assets representing 10% or more of the aggregate market value of consolidated assets, the aggregate market value of our outstanding shares, or our consolidated net income;

•	issuances or transfers of shares from us to the interested shareholder;

•	plans of liquidation or dissolution proposed by the interested shareholder;

•	transactions in which the interested shareholder’s proportionate share of the outstanding shares of any class of securities is increased; or

•	financing arrangements pursuant to which the interested shareholder, directly or indirectly, receives a benefit, except proportionately as a shareholder.

Subject to certain exceptions, an “interested shareholder” generally is a person who, together with his or her affiliates and associates, owns, or within five years did own, 10% or more of our outstanding voting stock.

After the five-year moratorium, a corporation subject to the foregoing may complete a business combination if the transaction complies with all applicable charter and bylaw requirements and applicable Tennessee law and:

•	is approved by the holders of at least two-thirds of the outstanding voting stock not beneficially owned by the interested shareholder; or

•

meets certain fair price criteria including, among others, the requirement that the per share consideration received in any such business combination by each of the shareholders is equal to the highest of (a) the highest per share price paid by the interested shareholder during the preceding five-year period for shares of the same class or series plus interest thereon from such date at a treasury bill rate less the aggregate amount of any cash dividends paid and the market value of any dividends paid other than in cash since such earliest date, up to the amount of such interest, (b) the highest preferential amount, if any, such class or series is entitled to receive on liquidation, dissolution, or winding up, plus dividends declared or due as to which such class or series is entitled prior to payment of dividends on some other class or series (unless such dividends are included in such preferential amount), or (c) the market value of the shares on either the date the business combination is announced or the date when the interested shareholder reaches the 10% threshold, whichever is higher, plus interest thereon less dividends as noted above.

We have not elected to be governed by the Tennessee Control Share Acquisition Act, which prohibits certain shareholders from exercising in excess of 20% of the voting power in a corporation acquired in a “control share acquisition” unless such voting rights have been previously approved by the disinterested shareholders. We can give no assurance that we will or will not elect, through a charter or bylaw amendment, to be governed by the Tennessee Control Share Acquisition Act in the future.

The Tennessee Greenmail Act prohibits us from purchasing or agreeing to purchase any of our securities, at a price in excess of fair market value, from a holder of 3% or more of our securities who has beneficially owned such securities for less than two years, unless the purchase has been approved by a majority of the outstanding shares of each class of our voting stock or we make an offer of at least equal value per share to all holders of shares of such class. The Tennessee Greenmail Act may make a change of control more difficult.

The Tennessee Investor Protection Act applies to tender offers directed at corporations, such as FFN, that have “substantial assets” in Tennessee and that are either incorporated in or have a principal office in Tennessee. Pursuant to the Investor Protection Act, an offeror making a tender offer for an offeree company who beneficially owns 5% or more of any class of equity securities of the offeree company, any of which was purchased within one year prior to the proposed tender offer, is required to file a registration statement with the Tennessee Commissioner of Commerce and Insurance (the “Commissioner”). When the offeror intends to gain control of the offeree company, the registration statement must indicate any plans the offeror has for the offeree. The Commissioner may require additional information concerning the takeover offer and may call for hearings. The Investor Protection Act does not apply to an offer that the offeree company’s board of directors recommends to shareholders.

In addition to requiring the offeror to file a registration statement with the Commissioner, the Investor Protection Act requires the offeror and the offeree company to deliver to the Commissioner all solicitation materials used in connection with the tender offer. The Investor Protection Act prohibits fraudulent, deceptive, or manipulative acts or practices by either side and gives the Commissioner standing to apply for equitable relief to the Chancery Court of Davidson County, Tennessee, or to any other chancery court having jurisdiction whenever it appears to the Commissioner that the offeror, the offeree company or any of their respective affiliates has engaged in or is about to engage in a violation of the Investor Protection Act. Upon proper showing, the chancery court may grant injunctive relief. The Investor Protection Act further provides civil and criminal penalties for violations.

Banking Laws

The ability of a third party to acquire FFN is also subject to applicable banking laws and regulations. The Bank Holding Company Act of 1956 (the “Bank Holding Company Act”) and the regulations thereunder require any “bank holding company” (as defined in the Bank Holding Company Act) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of the outstanding shares of a class of our voting stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of the outstanding shares of a class of our voting stock under the Change in Bank Control Act of 1978. Federal law also prohibits any person or company from acquiring “control” of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. “Control” is conclusively presumed to exist upon the acquisition of 25% or more of the outstanding voting securities of a bank or bank holding company, but may arise under certain circumstances between 10% and 24.99% ownership. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely at least take the position that the minimum number of shares, and could take the position that the maximum number of shares, of FFN’s common stock that a holder is entitled to receive pursuant to securities convertible into or settled in FFN’s common stock, including pursuant to FFN’s warrants to purchase FFN’s common stock held by such holder, must be taken into account in calculating a stockholder’s aggregate holdings of FFN’s common stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock, common stock, debt securities or depositary shares. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to our shareholders and may be attached to or separate from such securities. We may issue warrants under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and applicable warrant agreement, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of warrants offered and the aggregate number of warrants outstanding as of the most practicable date;

•	the price or prices at which we will issue the warrants;

•	the designation, number and terms of the preferred stock, common stock, debt securities or depositary shares that can be purchased upon exercise of the warrants and the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each of those securities;

•	the date, if any, on and after which the warrants and the related preferred stock, common stock, debt securities or depositary shares, if any, will be separately transferable;

•	the price at which each share of preferred stock, common stock, or such debt securities or depositary shares that can be purchased upon exercise of such warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	whether the warrants represented by warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	information with respect to any book-entry procedures;

•	a discussion of applicable United States federal income tax consequences;

•	redemption or call provisions of the debt warrants, if any; and

•	any other terms of such warrants, including terms and additional rights, preferences, privileges, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the general provisions of the depositary shares representing a fraction of a share of preferred stock of a specific series, or “depositary shares,” and depositary receipts (as defined below) that we may issue from time to time and which would be important to holders of depositary receipts. The specific terms of any depositary shares or depositary receipts, including pricing and related terms, will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below apply or not to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement(s), which we will file with the SEC in connection with an issuance of depositary shares.

General

We may offer depositary shares evidenced by receipts for such depositary shares, which we sometimes refer to as “depositary receipts.” Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company that meets certain requirements, which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions.

If a distribution on the preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares with funds it receives from us for the preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If we intend to redeem less than all of the underlying preferred stock, we and the depositary will select the depositary shares to be redeemed on as nearly a pro rata basis as practicable without creating fractional depositary shares or by any other equitable method determined by us.

On the redemption date:

•	all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

•	we and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

•	all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock

When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share.

Conversion of Preferred Stock

Depositary shares will not themselves be convertible into common stock or any other securities or property of FFN. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Withdrawal of Stock

Unless we have previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

FFN and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, we and the depositary may not make any amendment that:

•	would materially and adversely alter the rights of the holders of depositary shares; or

•	would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

Subject to exceptions in the deposit agreement and except in order to comply with the law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

We may terminate a deposit agreement upon not less than 30 days prior written notice to the depositary if a majority of each series of preferred stock affected by the termination consents to the termination. Upon a termination of a deposit agreement, holders of the depositary shares may surrender their depositary shares and receive in exchange the number of whole or fractional shares of preferred stock and any other property represented by the depositary shares.

In addition, a deposit agreement will automatically terminate if:

•	we have redeemed all underlying preferred stock subject to the agreement;

•	a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

•	each share of the underlying preferred stock has been converted into other capital stock of FFN not represented by depositary shares.

Expenses of a Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges and expenses arising in connection with a deposit agreement. In addition, we will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

Miscellaneous

The depositary will forward to the holders of depositary shares any reports and communications from us with respect to the underlying preferred stock.

Neither the depositary nor FFN will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of FFN and a depositary under a deposit agreement will be limited to performing their duties in good faith and without negligence and, in regard to voting of preferred stock, gross negligence or willful misconduct. Neither FFN nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.

FFN and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party.

In the event a depositary receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from us.

Depositary

The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF PURCHASE CONTRACTS

We also may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock, preferred stock, depositary shares or debt securities at a future date or dates. The consideration per share of common stock, preferred stock, depositary shares or debt securities may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.

The purchase contracts may be issued separately or as a part of units consisting of a purchase contract, debt securities and preferred securities. These contracts, and the holders’ obligations to purchase shares of our common stock, preferred stock, depositary shares or debt securities under the purchase contracts may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve. The purchase contracts may require us to make periodic payments to holders of the purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.

Any one or more of the above securities, common stock or the purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock or preferred stock under the purchase contracts.

DESCRIPTION OF RIGHTS

The following is a summary of the general terms of the subscription rights to purchase shares of our common stock, preferred stock, depositary shares, debt securities, warrants or any combination thereof.

The rights may be issued independently, as part of a unit, and/or together with any other securities and may be attached or separate from the other securities. The rights may or may not be transferable. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:

•	the title of the rights;

•	the record date for determining security holders entitled to the rights distribution;

•	the number of rights issued and the number of shares of common stock, preferred stock or other securities that may be purchased upon exercise of the rights;

•	the identity of the rights agent;

•	the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;

•	if applicable, the designation and terms of the other securities with which the rights are issued and the number of such securities issued together with such rights;

•	the date, if any, on and after which the rights will be separately transferable;

•	if applicable, the minimum or maximum number of rights that may be exercised at any one time;

•	the exercise price of the rights;

•	the steps required to exercise the rights;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	the date on which the rights will become effective and the date on which the rights will expire;

•	whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

•	whether we intend to sell the shares of common stock or other securities underlying such rights that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering prior to the expiration date of the rights;

•	any material U.S. federal income tax consequences; or

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

The applicable prospectus supplement will describe the terms of any rights. The preceding description and any description of rights in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the terms of any agreements relating to the rights.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the price or prices at which such units will be issued;

•	the applicable U.S. federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock — Preferred Stock,” “Description of Capital Stock — Common Stock,” “Description of Warrants,” “Description of Depositary Shares,” “Description of Purchase Contracts,” and “Description of Rights,” will apply to the securities included in each unit, to the extent relevant.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following methods from time to time:

•	directly to investors, directly to agents, or to investors through agents;

•	through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone, for resale to the public or investors;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;

•	through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	by delayed delivery contracts or by remarketing firms;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or

•	through a combination of any such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale; or

•	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the securities acquired by the underwriters will be for their own account. The underwriters may resell the securities in one or more transactions, including without limitation negotiated transactions, at a fixed public offering price or at a varying price determined at the time of sale. The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities if any are purchased, other than securities covered by any option to purchase additional securities. Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters, dealers or agents.

We may also make direct sales through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each of such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

•	identify the purchase price and proceeds from such sale;

•	identify the amounts underwritten;

•	identify any option under which the underwriters may purchase additional securities from us; and

•	identify any quotation systems or securities exchanges on which the securities may be quoted or listed.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the NYSE. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to applicable notices. We may elect to apply for quotation or listing of any other class or series of our securities, on a quotation system or an exchange but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any other class or series of our securities.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firms compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on such future date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (1) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (2) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the delayed delivery contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such delayed delivery contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 001-36895. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference herein until an applicable offering of securities has been terminated. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC after the initial filing date of the registration statement to which this prospectus relates and prior to the effectiveness of such registration statement under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (‘the “Exchange Act”), except as to any portion of any future report or document that is not deemed filed under such provisions, until an applicable offering of securities is terminated:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

•	Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2017 and June 30, 2017.

•	Our Current Reports on Form 8-K filed with the SEC on March 31, 2017, May 26, 2017 and July 27, 2017.

•	The description of our common stock, no par value per share, contained in our Registration Statement on Form 8-A filed with the Commission on March 24, 2015, including any subsequent amendment or any report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Franklin Financial Network, Inc.

722 Columbia Avenue

Franklin, Tennessee 37064

(615) 236-2265

Attention: Mandy Garland, Vice President, Secretary

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Our telephone number is (615) 236-2265. Our website is located at www.franklinsynergybank.com. Information contained on our website, other than the documents that we file with the SEC that are incorporated by reference in this prospectus, is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Nashville, Tennessee.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered will be borne by Franklin Financial Network, Inc. and are set forth in the following table. All amounts except the registration fee are estimated.

Registration fee		$17,385
Legal fees and expenses			*
Accounting fees and expenses			*
Printing fees and expenses			*
Transfer agent and trustee fees			*
Miscellaneous			*

Total	$		*

*	These fees depend on the securities offered and the number of issuances and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The Tennessee Business Corporation Act (the “TBCA”) allows a Tennessee corporation’s charter to contain a provision eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty as a director. Under the TBCA, a Tennessee corporation may not eliminate or limit director monetary liability for (i) breaches of the director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; or (iii) unlawful distributions. This provision also may not limit a director’s liability for violation of, or otherwise relieve a corporation or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission. The Registrant’s charter contains a provision stating that directors shall not be personally liable for monetary damages to the corporation or its shareholders for breach of fiduciary duty as a director, except to the extent required by the TBCA in effect from time to time.

The TBCA provides that a corporation may indemnify any of its directors, officers, employees and agents against liability incurred in connection with a proceeding if (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he or she reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, he or she reasonably believed that his or her conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding, unless limited by the corporation’s charter. The TBCA provides that a court of competent jurisdiction, unless the corporation’s charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him or her; or (c) such officer or director breached his or her duty of care to the corporation.

Under the Registrant’s amended and restated bylaws (the “Bylaws”), any person and his or her heirs, administrators, successors and assigns shall be indemnified or reimbursed by the Registrant for expenses actually incurred in connection with any action, claim, suit, or proceeding to which he, she or they shall be made a party or potential party by reason of his or her being or having been a director or officer, or director or officer of another corporation in which the corporation at such time owned or may own shares of stock or of which it was or may be a creditor, which he or she served at the request of the Registrant’s board of directors; provided, however, that no person shall be so indemnified in relation to any matter in such action, claim, suit, or proceeding as to which he or she shall finally be adjudged to have been liable for his or her own negligence or misconduct in the performance of his or her duties to the Registrant.

Under the Bylaws, the foregoing right of indemnification shall not be exclusive of other rights to which such person and his or her heirs, administrators, successors or assigns may be entitled under any law, bylaw, agreement, vote of shareholders or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Registrant carries standard directors’ and officers’ liability insurance covering its directors and officers.

Item 16. Exhibits.

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering;

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue;

(9) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective;

(10) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(11) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement

3.1	Charter of Franklin Financial Network, Inc. (incorporated herein by reference to Exhibit 3.1 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014)

3.2	Articles of Amendment to the Charter of Franklin Financial Network, Inc., dated November 15, 2007 (incorporated herein by reference to Exhibit 3.2 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014)

3.3	Articles of Amendment to the Charter of Franklin Financial Network, Inc., dated June 17, 2010 (incorporated herein by reference to Exhibit 3.3 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014)

3.4	Articles of Amendment to the Charter of Franklin Financial Network, Inc., dated September 27, 2011 (incorporated herein by reference to Exhibit 3.4 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014)

3.5	Articles of Amendment to the Charter Designating Senior Non-Cumulative Perpetual Preferred Stock, Series A of Franklin Financial Network, Inc., dated September 26, 2011 (incorporated herein by reference to Exhibit 3.5 to Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014)

3.6	Articles of Amendment to the Charter of Franklin Financial Network, Inc., dated March 10, 2015 (incorporated herein by reference to Exhibit 3.6 to Form 10-K (File No. 333-193951) filed with the Securities and Exchange Commission on March 11, 2015)

3.7	Articles of Amendment to the Charter of Franklin Financial Network, Inc., dated May 25, 2017 (incorporated herein by reference to Exhibit 3.1 to Form 10-Q (File No. 001-36895) filed with the Securities and Exchange Commission on August 9, 2017)

3.8	Amended and Restated Bylaws of Franklin Financial Network, Inc. (incorporated herein by reference to Exhibit 3.7 to Form 10-K (File No. 333-193951) filed with the Securities and Exchange Commission on March 11, 2015)

4.1	The specimen stock certificate representing the Company’s Common Stock, no par value per share (incorporated herein by reference to Exhibit 4.1 of the Company’s Form S-4 (File No. 333-193951) filed with the Securities and Exchange Commission on February 14, 2014)

4.2	Indenture, dated March 31, 2016, by and between Franklin Financial Network, Inc. and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to Form 8-K (File No. 001-36895) filed with the Securities and Exchange Commission on March 31, 2016)

4.3*	Form of Senior Debt Security

4.4*	Form of Subordinated Debt Security

4.5*	Form of Certificate of Designations for Preferred Stock

4.6*	Form of Preferred Stock Certificate

4.7*	Form of Warrant Agreement

4.8*	Form of Warrant Certificate

4.9*	Form of Deposit Agreement

4.10*	Form of Depositary Receipt

4.11*	Form of Purchase Contract

4.12*	Form of Purchase Contract Agreement

4.13*	Form of Rights Agent Agreement

4.14*	Form of Rights Certificate

4.15*	Form of Unit Agreement

4.16*	Form of Unit Certificate

5.1†	Legal Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

12.1†	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1†	Consent of Crowe Horwath LLP

23.2†	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1 hereto)

24.1†	Power of Attorney (incorporated by reference to the signature page of this registration statement)

25.1†	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1 with respect to the Indenture

*	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.
†	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on the 1st day of September, 2017.

FRANKLIN FINANCIAL NETWORK, INC.

By:	/s/ Sarah Meyerrose
Sarah Meyerrose
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Richard E. Herrington and Sarah Meyerrose, or either of them, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto said attorneys-in-fact and agents, or either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard E. Herrington Richard E. Herrington	Chairman, President & CEO (Principal Executive Officer)	September 1, 2017

/s/ Sarah Meyerrose Sarah Meyerrose	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 1, 2017

/s/ Jimmy E. Allen Jimmy E. Allen	Director	September 1, 2017

/s/ James W. Cross, IV James W. Cross, IV	Director	September 1, 2017

/s/ Paul M. Pratt, Jr. Paul M. Pratt, Jr.	Director	September 1, 2017

/s/ Pamela J. Stephens Pamela J. Stephens	Director	September 1, 2017

Melody J. Sullivan	Director	September 1, 2017

/s/ Gregory E. Waldron Gregory E. Waldron	Director	September 1, 2017

/s/ Benjamin P. Wynd Benjamin P. Wynd	Director	September 1, 2017